As filed with the Securities and Exchange Commission on July 16, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington. D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CKE RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-0602639

(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
6307 Carpinteria Avenue, Suite A, Carpinteria, CA 93013
(Address of Principal Executive Offices) (Zip Code)

CKE RESTAURANTS, INC. 2005 OMNIBUS INCENTIVE COMPENSATION PLAN
(Full title of the plan)

Andrew F. Puzder
CKE Restaurants, Inc.
Chief Executive Officer
6307 Carpinteria Avenue, Suite A, Carpinteria, CA 93013
(Name and address of agent for service)
(805) 745-7500
(Telephone number, including area code, of agent for service)
Copy to:
C. Craig Carlson, Esq.
Stradling Yocca Carlson & Rauth, a Professional Corporation
660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
(949) 725-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed
Title of Securities	Amount To Be	Offering Price Per	Maximum Aggregate	Amount of
To Be Registered	Registered(1)(2)	Share(3)	Offering Price(3)	Registration Fee
Common Stock, $0.01 par value	675,000 shares	$8.79	$5,933,250	$331.08

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of shares of common stock of CKE Restaurants, Inc. (the “Registrant”) that may become issuable under the CKE Restaurants, Inc. 2005 Omnibus Incentive Compensation Plan, as such may be amended from time to time (the “2005 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”).

(2)	This amount represents the additional shares of Common Stock eligible to be issued under the 2005 Plan. An aggregate of 5,500,000 shares of Common Stock available for issuance under the 2005 Plan have previously been registered. Of this amount, 2,500,000 shares of Common Stock were registered on a registration statement on Form S-8 filed on July 18, 2005 (Registration No. 333-126681) and 3,000,000 shares of Common Stock were registered on a registration statement on Form S-8 filed on June 29, 2007 (Registration No. 333-144225).

(2)	In accordance with Rule 457(h) under the Securities Act, the aggregate offering price for shares of the Common Stock registered hereby is estimated, solely for purposes of calculating the registration fee, on the basis of the price of the Common Stock, as determined in accordance with Rule 457(c) under the Securities Act, using the average of the high and low prices reported by the New York Stock Exchange for the Common Stock on July 13, 2009, which was $8.79 per share.

EXPLANATORY NOTE
     This registration statement (the “Registration Statement”) has been prepared in accordance with General Instruction E to Form S-8 and relates to an increase of 675,000 shares of common stock, par value $0.01 per share (the “Common Stock”) of CKE Restaurants, Inc. (the “Registrant”) available for issuance under the CKE Restaurants, Inc. 2005 Omnibus Incentive Compensation Plan, as such may be amended from time to time (the “2005 Plan”).
     On March 31, 2009, the Board of Directors of the Registrant approved and adopted amendments to the 2005 Plan, which, among other things, increase the number of shares of Common Stock available for issuance under the 2005 Plan by 675,000 shares from 5,500,000 shares to 6,175,000 shares. The amendments were approved by the Registrant’s stockholders at the Registrant’s 2009 Annual Meeting of Stockholders, which was held on June 25, 2009.
     Each of the 5,500,000 shares of Common Stock previously made available for issuance under the 2005 Plan have been registered with the Securities and Exchange Commission (the “Commission”) as follows: 2,500,000 shares of Common Stock were registered on a registration statement on Form S-8 filed with the Commission on July 18, 2005 (Registration No. 333-126681) and 3,000,000 shares of Common Stock were registered on a registration statement on Form S-8 filed with the Commission on June 29, 2007 (Registration No. 333-144225).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     In accordance with Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”), the documents containing the information called for by Part I of Form S-8 will be sent or given to individuals who participate in the CKE Restaurants, Inc. 2005 Omnibus Incentive Compensation Plan (the “2005 Plan”), and are not being filed with or included in this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed or to be filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:
(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 26, 2009, as filed with the Commission on March 25, 2009;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 18, 2009, as filed with the Commission on June 24, 2009;

(c)	the Registrant’s Current Reports on Form 8-K, as filed with the Commission on February 6, 2009, March 4, 2009, March 27, 2009, April 2, 2009, May 29, 2009, June 25, 2009, June 29, 2009 and June 30, 2009;

(d)	the Registrant’s Definitive Proxy Statement on Schedule 14A, as filed with the Commission on May 14, 2009, as supplemented by the Definitive Additional Materials on Schedule 14A, as filed with the Commission on May 18, 2009; and

(e)	the description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A12B as filed with the Commission on April 8, 1994, including any amendment or report filed for the purpose of updating such description.
     Information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K, and any exhibit relating to such information, filed prior to, on or subsequent to the date of this Registration Statement, is not incorporated by reference into this Registration Statement.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders, or document that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
     The contents of the Registrant’s Registration Statements on Form S-8 (Registration Nos. 333-144225 and 333-126681) are incorporated herein by reference.

Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     The Registrant’s certificate of incorporation, as amended, limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director.
     The Registrant’s bylaws, as amended, provide that the Registrant shall indemnify its officers and directors, and may indemnify its employees and other agents, to the fullest extent permitted by Delaware law.
     Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person was or is a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145(c) of the DGCL provides that where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.
Item 7. Exemptions from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     See Exhibit Index below.
Item 9. Undertakings.
(a)	Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carpinteria, State of California, on this 15th day of July, 2009.

CKE RESTAURANTS, INC.
By:	/s/ Andrew F. Puzder
Andrew F. Puzder
Chief Executive Officer

POWER OF ATTORNEY
     We, the undersigned directors and officers of CKE Restaurants, Inc., do hereby make, constitute and appoint Andrew F. Puzder and Theodore Abajian, and each of them acting individually, our true and lawful attorneys-in-fact and agents, with power to act without any other and with full power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Andrew F. Puzder Andrew F. Puzder	Chief Executive Officer (Principal Executive Officer)	July 15, 2009

/s/ Theodore Abajian Theodore Abajian	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 15, 2009

/s/ Reese Stewart Reese Stewart	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 15, 2009

/s/ Byron Allumbaugh Byron Allumbaugh	Chairman of the Board	July 15, 2009

/s/ Frank P. Willey Frank P. Willey	Vice Chairman of the Board	July 15, 2009

/s/ Matthew Goldfarb Matthew Goldfarb	Director	July 15, 2009

Signature	Title	Date

/s/ Peter Churm Peter Churm	Director	July 15, 2009

/s/ Janet E. Kerr Janet E. Kerr	Director	July 15, 2009

/s/ Daniel D. Lane Daniel D. Lane	Director	July 15, 2009

/s/ Carl L. Karcher Carl L. Karcher	Director	July 15, 2009

/s/ Jerold H. Rubinstein Jerold H. Rubinstein	Director	July 15, 2009

/s/ Daniel E. Ponder, Jr. Daniel E. Ponder, Jr.	Director	July 15, 2009

EXHIBIT INDEX

Number	Description
4.1	Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form S-4 Registration Statement, as filed with the Commission on March 7, 1994.

4.2	Certificate of Amendment of Certificate of Incorporation, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 26, 1998, as filed with the Commission on April 24, 1998.

4.3	Bylaws of the Registrant, as amended through September 4, 2008, incorporated herein by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 11, 2008, as filed with the Commission on September 17, 2008.

4.4	Rights Agreement, dated as of January 5, 2009, by and between the Registrant and Mellon Investor Services, LLC, incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A (File Number 001-11313), as filed with the SEC on January 5, 2009.

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

99.1	CKE Restaurants, Inc. 2005 Omnibus Incentive Compensation Plan, as amended, incorporated herein by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, as filed with the Commission on May 14, 2009.